UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2011 (August 23, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Settlement of Cook & Bitoni Litigation

The Company has entered into a Settlement Agreement and Release effective August 23, 2011 (“Settlement Agreement”) to settle the matter of Vincent Cook and James V. Bitonti v. C-Lock Technology, Inc., Evergreen Energy Inc., Thomas H. Stoner, Robert S. Kaplan, M. Richard Smith and Manual H. Johnson, Case No. 10CV2417 (District Court for the City and County of Denver, Colorado).  According to the Settlement Agreement, the Company has agreed  to pay $2,000,000 in full satisfaction of the claims asserted by Cook and Bitonti.   The settlement amount will be paid $500,000 on the effective date, followed by eight weekly installments of $187,500, commencing August 29, 2011.  The court has signed an order to vacate its findings and dismiss the matter with prejudice upon payment in full of the settlement amount.

As described in the Company’s most recent 10-Q, the Company has filed suit against its directors and officers insurance carrier in United States District Court for the District of Colorado, Case No. 1:11CV01700, in an attempt to secure coverage related to the Cook and Bitonti litigation.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Settlement Agreement and Release*

*           Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: August 24, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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